Morgan Stanley Real Estate Fund
                          Item 77(O) 10F-3 Transactions
                        July 1, 2003 - December 31, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
   Amli     08/07/  2,100,   $24.40 $51,240,   3,900  0.186%   0.05    Morgan
Residentia    03      000              000                      4%    Stanley
    l                                                                 and Legg
                                                                     Mason Wood
                                                                       Walker

AvalonBay                                                              Morgan
Communitie  08/12/  2,750,   $46.00 $126,500   2,900  0.105%   0.07   Stanley
 s, Inc.      03      000             ,000                      5%    and Legg
                                                                     Mason Wood
                                                                       Walker


 The St.    09/16/  9,000,   $31.50 $283,500  13,500  0.150%   0.24   Raymond
   Joe        03      000             ,000                      0%     James
 Company


La Quinta   11/20/  30,000   $5.55  $166,500  17,700  0.059%   0.05    Morgan
              03     ,000             ,000                      5%    Stanley,
                                                                       Credit
                                                                      Lyonnais
                                                                     Securities
                                                                     (USA) Inc
                                                                      and CIBC
                                                                       World
                                                                      Markets